UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fulbright Tower 1301 McKinney Street, Suite 2300, Houston, TX		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, MRC Global Inc. (the “Company”) amended its 2013 employment agreement with Andrew R. Lane, the Company’s Chairman, President and Chief Executive Officer (the “Amendment”). The Amendment extends Mr. Lane’s term of employment until May 16, 2020, with automatic one-year renewals thereafter, and also provides Mr. Lane with a one-time grant of 208,768 restricted stock units that vest 50% on both the second and fourth anniversaries of the date of grant.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01. Other Events.

On February 18, 2016, the Company announced that Rhys J. Best, the Company’s current lead independent director, has been appointed non-executive chairman of the Company’s Board of Directors (the “Board”) effective as of the Company’s upcoming annual meeting of shareholders on April 28, 2016. At that time, Mr. Best will succeed Mr. Lane as chairman of the Board. Mr. Lane will continue to serve as a director and the Company’s President and Chief Executive Officer.

A copy of the press release announcing these changes is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit Description

10.1	First Amendment to Employment Agreement, dated as of February 18, 2016, between the Company and Andrew R. Lane.

99.1	Press release dated February 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC GLOBAL INC.
(Registrant)

February 18, 2016	/s/ Daniel J. Churay
(Date)	Daniel J. Churay Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary

Exhibit Index

10.1	First Amendment to Employment Agreement, dated as of February 18, 2016, between the Company and Andrew R. Lane.

99.1	Press release dated February 18, 2016.